Exhibit 23

BDO	Tel: 404-688-6841 Fax: 404-688-1075 www.bdo.com	1100 Peachtree Street, Suite 700 Atlanta, GA 30309
Consent of Independent Registered Public Accounting Firm

Nicor Gas Thrift Plan
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212783) of The Southern Company of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of the Nicor Gas Thrift Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/BDO USA, LLP
BDO USA, LLP
Atlanta, Georgia

June 28, 2017